Exhibit 3.1

SECOND AMENDMENT
TO THE
SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
KINGSWOOD ACQUISITION CORP.

November 23, 2022

KINGSWOOD ACQUISITION CORP., (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1.	The name of the Corporation is “Kingswood Acquisition Corp.”. The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 27, 2020 (the “Original Certificate”). An Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Original Certificate, was filed in the office of the Secretary of State of the State of Delaware on August 17, 2020 (the “Amended and Restated Certificate of Incorporation”), a Second Amended and Restated Certificate of Incorporation, which both amended and restated the provisions of the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on November 12, 2020 (the “Second Amended and Restated Certificate of Incorporation”), and an Amendment to the Second Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on May 20, 2022 (the “First Amendment”). The Second Amended and Restated Certificate of Incorporation as amended by the First Amendment is referred to herein as the “Charter”.

2.	This second amendment (the “Second Amendment”) to the Second Amended and Restated Certificate of Incorporation further amends the Charter.

3.	This Second Amendment to the Second Amended and Restated Certificate of Incorporation was duly adopted by the affirmative vote of the holders of 65% of the stock entitled to vote at a meeting of stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.	The text of Section 9.1(b) of Article IX of the Charter is hereby amended by deleting the following words:

“November 24, 2022” and replacing them with the words: “May 24, 2023”;

5.	The text of Section 9.2(d) of Article IX of the Charter is hereby amended by deleting the following words:

“November 24, 2022” and replacing it with the following: “May 24, 2023”; and

6.	The text of Section 9.7 of Article IX of the Charter is hereby amended by deleting the follow words:

“November 24, 2022” and replacing them with the words: “by May 24, 2023”.

IN WITNESS WHEREOF, Kingswood Acquisition Corp. has caused this Second Amendment to be duly executed in its name and on its behalf by an authorized officer as of this 23rd day of November 2022.

KINGSWOOD ACQUISITION CORP.

By: /s/ Michael Nessim
Name: Michael Nessim
Title: Chief Executive Officer

[Signature Page to the Second Amendment to the Second A&R Certificate of Incorporation of KWAC]